NUMBER

0

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

CHINA DONGFANG HEALTHCARE GROUP INC.

TOTAL AUTHORIZED ISSUE 220,000,000 SHARES

See Reverse for Certain Definitions

200,000,000 SHARES PAR VALUE $.0001 EACH
COMMON STOCK

20,000,000 SHARES PAR VALUE $.0001 EACH
PREFERRED STOCK

This is to Certify that ______________________ is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
CHINA DONGFANG HEALTHCARE GROUP INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

SECRETARY

PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF TRANSFERS MIN ACT-..............Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Transfers to Minors Act.. (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	

Additional abbreviations may also be used though not in the above list

For value received _______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________ ________

In presence of

____

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.